Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated January 8, 1998 accompanying the consolidated financial statements of Harleysville National Corporation and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated by reference in this Registration Statement and Proxy Statement/Prospectus. We consent to the incorporation by reference of the aforementioned report in the Registration Statement and Proxy Statement/Prospectus and to the use of our name as it appears under the caption "Experts."



                                                  /s/ Grant Thornton LLP
                                                  ----------------------------
                                                  Grant Thornton, LLP
Philadelphia, Pennsylvania
December 2, 1998